UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

Lexicon United Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-33131	06-1625312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Steiner Ranch Blvd.
Suite 1708
Austin, TX	78732
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(512) 266-3507

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On October 29, 2007, Lexicon United Incorporated (the "Company") issued a press release entitled "Lexicon United Begins Trading on OTCBB; Trading Symbol is LXUN" (the "Press Release"). The Press Release is being furnished by being attached hereto as Exhibit 99.1.

The Company has filed, and the Securities and Exchange Commission ("SEC") has declared effective, a registration statement in connection with the offering of 2,001,250 Shares of Common Stock to the public by selling stockholders and a quarterly report on Form 10-QSB related to the period ended June 30, 2007. The Company urges investors to read these documents and other materials filed and to be filed by the Company because they contain and will contain important information. Investors may obtain free copies of the registration statement, as well as other filed documents containing information about the Company at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and the Company’s other SEC filings by written request to Lexicon United Incorporated, Inc., 4500 Steiner Ranch Blvd., Suite 1708, Austin, TX 78732, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 29, 2007

The information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXICON UNITED INCORPORATED

By: /s/ Elie Saltoun
Name: Elie Saltoun
Title: Chief Executive Officer,
President and Treasurer

Date: October 29, 2007